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                                                                Exhibit No. 23.6



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Cogentrix Energy, Inc. on Form S-4 of our report on Morgantown Energy Associates dated February 25, 1998, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
March 12, 1999